                                                                    Exhibit 11.1

       Computation of Primary and Fully Diluted Earnings Per Common Share

EARNINGS

                                                     Three Months Ended                    Six Months Ended
                                               9/30/95             9/30/96            9/30/95             9/30/96
                                               -------             -------            -------             -------

Net Loss                                      $  (343,100)       $  (228,106)       $  (516,791)       $   (75,955)
Series A Preferred Stock Dividends                      0                  0            (92,838)           (91,542)
Series B Preferred Stock Dividends               (116,167)          (116,167)          (232,333)          (232,333)
                                              -----------        -----------        -----------        -----------

Pro Forma Loss Applicable to Common Stock     $  (459,267)       $  (344,273)       $  (841,962)       $  (399,830)

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SHARES

Weighted Average Common Shares for the
  period ended                                  8,032,509          8,041,213          8,031,649          8,040,743

Additional Shares Assuming Conversion of:
  Employee Options Exercised
                                                        0                  0                  0                  0
                                              -----------        -----------        -----------        -----------


Pro Forma Shares for Primary Earnings
  Per Common Share                              8,032,509          8,041,213          8,031,649          8,040,743
                                              -----------        -----------        -----------        -----------

Additional Shares Assuming Conversion of:
  Preferred Stock
                                                        0                  0                  0                  0
                                              -----------        -----------        -----------        -----------


Pro Forma Shares for Fully Diluted Earnings
  Per Common Share                              8,032,509          8,041,213          8,031,649          8,040,743
                                              ===========        ===========        ===========        ===========



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Primary Earnings Per Common Share             $      (.06)       $      (.04)       $      (.10)       $      (.05)
Fully Diluted Earnings Per Share             *$      (.06)      *$      (.04)      *$      (.10)      *$      (.05)


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

* Common Stock Equivalents Have an Anti-Dilutive Effect on Earnings Per Share and are Excluded From This Exhibit.